   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997.


                                                      REGISTRATION NO. 333-36379
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                 POST EFFECTIVE
                                AMENDMENT NO. 1


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                        PACIFICHEALTH LABORATORIES, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                            5122                          22-3367588
  (STATE OR JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            ------------------------

                               1460 ROUTE 9 NORTH
                              WOODBRIDGE, NJ 07095
                                  732/636-6141

         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                   JONATHAN D. RAHN, EXECUTIVE VICE PRESIDENT
                               1460 ROUTE 9 NORTH
                              WOODBRIDGE, NJ 07095
                             TELEPHONE 732/636-6141
                             FACSIMILE 732/636-7410

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                          Copies of communications to:

    JOSEPH CHICCO, ESQUIRE                            VICTOR J. DIGIOIA, ESQUIRE
CONNOLLY EPSTEIN CHICCO FOXMAN                        BRIAN C. DAUGHNEY, ESQUIRE
      ENGELMYER & EWING                                GOLDSTEIN & DIGIOIA, LLP
1515 MARKET STREET - 9TH FLOOR                           369 LEXINGTON AVENUE
    PHILADELPHIA, PA 19102                                NEW YORK, NY 10036
    TELEPHONE 215/851-8410                              TELEPHONE 212/599-3322
    FACSIMILE 215/851-8383                              FACSIMILE 212/557-0295



================================================================================

ITEM 27.  EXHIBITS.


     (a) Exhibits filed herewith:

Exhibit No.
-----------
   4.4       Form of Promotional Shares Lock Up Agreement
   4.5       Form of Underwriter's Lock Up Agreement

     (b) Exhibits filed prior to effectiveness:

     Exhibits listed below either were filed with the Company's initial filing of Form SB-2 on September 25, 1997(*), with Amendment No. 1 to Form SB-2 filed October 23, 1997(**), or with Amendment No. 3 filed December 17, 1997(***).


 EXHIBIT
   NO.
 -------
 ***1.1     --   Underwriting Agreement

 ***1.2     --   Selected Dealer Agreement

   *3.1     --   Certificate of Incorporation of the Company and all
                 amendments thereto

***3.2.1    --   Amended and Restated Bylaws of the Company

 ***4.1     --   Specimen Common Stock Certificate

 ***4.2     --   Underwriter's Warrant Agreement and Form of Warrant

   *4.3     --   Designation of 10% Convertible Preferred Stock

 EXHIBIT
   NO.
 -------
 ***5       --   Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing
                 regarding the legality of securities being registered

  *10.1     --   Incentive Stock Option Plan of 1995

  *10.2     --   Employment Agreement between the Company and Robert Portman dated May 1, 1995

***10.2.1   --   Employment Agreement between the Company and Robert Portman effective January 1, 1998

  *10.3     --   Strategic Alliance Agreement between the Company and the
                 Institute of Nutrition and Food Hygiene

  *10.4     --   Exclusive License Agreement between the Company and the INFH

  *10.5     --   Shareholders Agreement

  *10.6     --   Big Sky, Inc. Endorsement Agreement

  *10.7     --   Big Sky, Inc. Option Agreement

    10.8    --   Financial Consulting Agreement between the Company and the
                 Underwriter

 **10.9     --   License and distribution letter agreement with Kemin Foods,
                 L.C. dated September 22, 1997

 **10.10    --   Credit Agreement with Summit Bank dated May 1, 1997

***23.1     --   Consent of Schiffman Hughes Brown

***23.2     --   Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing
                 (included in Exhibit 5)

  *24       --   Power of Attorney (included in the signature pages of the
                 Registration Statement)

***27       --   Financial Data Schedules

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to Registration Statement No. 333-36379 to be signed on its behalf by the undersigned, in the City of Philadelphia, on the 19th day of December, 1997.


                                    PACIFICHEALTH LABORATORIES, INC.

                                    By: /s /  ROBERT PORTMAN
                                       -----------------------------------------
                                        Robert Portman
                                        President and Chief Executive Officer
                                        and a Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

               SIGNATURE                     CAPACITY IN WHICH SIGNED             DATE
               ---------                     ------------------------             ----

/s /  JONATHAN D. RAHN                       Chief Financial Officer,       December 19, 1997
---------------------------------------      Principal Accounting
Jonathan D. Rahn                             Officer and a Director

/s /  DAVID I. PORTMAN                       Director                       December 19, 1997
---------------------------------------
David I. Portman

                                 EXHIBIT INDEX

                                                                          SEQUENTIAL PAGE
EXHIBIT NO.                             DESCRIPTION                           NUMBER
-----------                             -----------                       ---------------
***1.1        --   Underwriting Agreement

***1.2        --   Selected Dealer Agreement

  *3.1        --   Certificate of Incorporation of the Company and all
                   amendments thereto

***3.2        --   Amended and Restated Bylaws of the Company

***4.1        --   Specimen Common Stock Certificate

***4.2        --   Underwriter's Warrant Agreement and Form of Warrant

  *4.3        --   Designation of 10% Convertible Preferred Stock


****4.4       --   Form of Promotional Shares Lock Up Agreement

****4.5       --   Form of Underwriter's Lock Up Agreement



***5          --   Opinion of Connolly Epstein Chicco Foxman Engelmyer &
                   Ewing regarding the legality of securities being
                   registered

  *10.1       --   Incentive Stock Option Plan of 1995

  *10.2       --   Employment Agreement between the Company and Robert
                   Portman dated May 1, 1995

***10.2.1     --   Employment Agreement between the Company and Robert
                   Portman effective January 1, 1998

  *10.3       --   Strategic Alliance Agreement between the Company and
                   the Institute of Nutrition and Food Hygiene

  *10.4       --   Exclusive Licensing Agreement between the Company and
                   the INFH

  *10.5       --   Shareholders Agreement

  *10.6       --   Big Sky, Inc. Endorsement Agreement

  *10.7       --   Big Sky, Inc. Option Agreement

  *10.8       --   Financial Consulting Agreement between the Company
                   and the Underwriter

 **10.9       --   License and distribution letter agreement with Kemin
                   Foods, L.C. dated September 22, 1997

 **10.10      --   Credit Agreement with Summit Bank dated May 1, 1997

***23.1       --   Consent of Schiffman Hughes Brown

***23.2       --   Consent of Connolly Epstein Chicco Foxman Engelmyer &
                   Ewing (included in Exhibit 5)

  *24         --   Power of Attorney (included in the signature pages of
                   the Registration Statement)

***27         --   Financial Data Schedules


------------------
 *   Filed with Form SB-2 on September 25, 1997
 **  Filed with Amendment No. 1 to Form SB-2 on October 23, 1997
 *** Filed with Amendment No. 3 to Form SB-2 on December 17, 1997
**** Filed with Post Effective Amendment No. 1 on December 19, 1997